                                                                 Exhibit 10.1.16

                  ADDENDUM TO RELEASE AND SETTLEMENT AGREEMENT

         This Addendum to the Release and Settlement Agreement entered into by and between Advanced Lighting Technologies ("Advanced Lighting") and Steven C. Potts ("Potts") is made as of this 6th day of September, 2002, and is intended to amend and supplement the original Release and Settlement Agreement.

                                   WITNESSETH:

         WHEREAS, the parties mutually desire to change and extend the "Effective Date" for termination of Potts employment with Advanced Lighting;

         NOW THEREFORE, in consideration of the promises and agreement contained herein and other good and valuable consideration, including the terms of the original Release and Settlement Agreement, the sufficiency and receipt of which are hereby acknowledged, and intending to be legally bound, Advanced Lighting and Potts agree to this Addendum as follows:

         1. Advanced Lighting and Potts have determined that Potts shall terminate his employment effective January 14, 2003.

         2. For purposes of the original Release and Settlement Agreement, the new Effective Date shall be January 14, 2003.

         3. Paragraph 2 of the original Release and Settlement Agreement shall be and is hereby amended to read as follows:

2. PAYMENTS.

         (a) In consideration of the promises of Potts in this Agreement and subject to the conditions hereof, including without limitation Paragraph 4 of this Agreement, Advanced Lighting shall:

                           (i) Pay Potts his current salary and fringe benefits through the Effective Date UNLESS Potts accepts other employment prior to the Effective Date, in which case his current salary and benefits shall be effective through the commencement of his new employment;

         (ii) Pay Potts an additional six months of salary starting JANUARY 15, 2003, payable in bi-weekly installments; PROVIDED that Potts has not accepted other employment and that no such payment shall be made unless and until the conditions in Paragraph 4 below have been satisfied;

         (iii) Provide Potts executive career services through Right Management Consultants, up to a maximum of $25,000.

         (iv) Provide Potts with payment for his unused vacation on the Effective Date.

         (v) Provide Potts reimbursement of reasonable expenses related to employment searches provided amounts in excess of $250 are approved in advance.

         (b) Potts shall exercise any vested stock options within sixty (60) days of the Effective Date.

         (c) Potts shall tender his resignation as a Director at the execution of this Agreement.

         (d) Potts acknowledges and agrees that he has an obligation under this Agreement to provide notice Advanced Lighting at the time he accepts other employment if he accepts such other employment prior to the Effective Date or within the six-month period commencing JANUARY 15, 2003, pursuant to the provisions in Paragraph 2(a)(i) and 2(a)(ii).

         (e) Advanced Lighting will provide Potts with the option of continuing coverage under Advanced Lighting's current medical program for the period provided in Paragraph 2(a)(ii) above. If Potts elects this option, he will make a contribution in the same amount as his current employee contribution for such coverage.

         (f) Potts acknowledges and agrees that the consideration provided by Advanced Lighting to Potts under this Agreement, including, without limitation, the payments to be made by Advanced Lighting to Potts pursuant to this Agreement, is greater than and in addition to anything of value to which he otherwise would be entitled from Advanced Lighting as a result of his termination and that the release by Potts set forth in Paragraph 5 of this Agreement and the obligations of and actions taken by Potts under this Agreement are given and undertaken in consideration of, and adequately supported by, the payments and benefits to be made or provided to Potts by Advanced Lighting under and pursuant to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have had an opportunity to review the foregoing and have executed this Addendum voluntarily and without duress as of the date below.

  /s/ Kenneth Hawley                                  /s/ Steven C. Potts
----------------------------------------           ---------------------------
Agent of Advanced Lighting Technologies             Employee - Steven C. Potts



Date: 9/6/02                                  Date:   9/6/02
     -----------------------------------           ---------------------------